Exhibit 10.11

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

WARRANT TO PURCHASE STOCK

Issuer: zSpace, Inc., a Delaware corporation (the “Company”)

Number of Shares: $60,000 divided by the Exercise Price

Class of Stock: See below

Exercise Price: See below

Issue Date: July 21, 2015

Expiration Date: The earlier of (i) 11:59PM on July 21, 2025 (the “Expiration Date”), (ii) the effectiveness of the Company’s first firm commitment underwritten public offering of common stock (an “IPO”), or (iii) a Liquidation Event as defined in the Company’s Certificate of Incorporation, as may be amended from time to time (an “Acquisition”).

THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, WESTERN ALLIANCE BANK, an Arizona corporation ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class and series of securities (the “Shares”) of the Company at the initial exercise price per Share (the “Exercise Price”) all as set forth above and herein, and as adjusted pursuant to Article 2 of this Warrant. The Shares shall be the class and series issued in the Company’s next bona fide equity financing (the “Next Round Financing”) in which Company receives at least $5,000,000 in cash proceeds after the Issue Date (“Next Round Stock”); provided, however, that the Company will provide notice to Holder of the issuance or intent to issue such Next Round Stock, including a summary of the material terms, rights preferences and privileges of the Next Round Stock (the “Next Round Notice”), and Holder may elect for the Shares to be shares of the Company’s Series C Preferred Stock upon exercise of this Warrant in lieu of Next Round Stock in writing within thirty (30) calendar days following the later of (i) the initial closing of the Next Round Financing or (ii) the date Holder receives the Next Round Notice. If the Company has not issued Next Round Stock when the Holder exercises this Warrant, including an automatic cashless exercise pursuant to Section 1.6 hereof, the Shares will be Series C Preferred Stock. If the Company issues Next Round Stock and does not deliver the Next Round Notice to Holder, the Shares shall be, at the Holder’s election, either Next Round Stock or Series C Preferred Stock. The Exercise Price shall be (i) $0.3337 if the Shares are the Company’s Series C Preferred Stock, or (ii) the lowest cash price per share paid by investors acquiring shares of Next Round Stock, if the Shares are Next Round Stock.

ARTICLE 1          EXERCISE.

1.1            Method of Exercise. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise, in substantially the form attached as Appendix 1, to the principal office of Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to Company a check for the aggregate Exercise Price for Shares being purchased.

1.2            Conversion Right. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such Shares by (b) the fair market value of one Share. The fair market value of Shares shall be determined pursuant to Section 1.3.

1.3            Fair Market Value. If this Warrant is exercised in connection with the Company’s IPO, the fair market value of the Shares (or the common stock into which the Shares are convertible) shall be the per share IPO price to the public as specified in the final prospectus relating to the IPO. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Company’s common stock is not traded in a public market, the Board of Directors of Company shall determine fair market value in its reasonable good faith judgment.

1.4            Delivery of Certificate and New Warrant. Promptly after Holder exercises or converts this Warrant, Company shall deliver to Holder certificates for Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing Shares not so acquired.

1.5            Replacement of Warrants. On receipt of evidence reasonably satisfactory to Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to Company or, in the case of mutilation, on surrender and cancellation of this Warrant, Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

1.6            Automatic Cashless Exercise; Automatic Termination. Upon the earlier to occur of the Expiration Date, an IPO, or an Acquisition (each, an “Expiration Event”), if Holder has not exercised its rights hereunder and the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is greater than the Warrant Price in effect upon such Expiration Event, then this Warrant shall automatically be deemed to be exercised immediately prior to the Expiration Event pursuant to Section 1.2 above as to all Shares (or such other securities) for which it shall not previously have been exercised, and the Company shall, within a reasonable time, deliver a certificate representing the Shares (or such other securities) issued upon such exercise to Holder. The Company shall use commercial reasonably efforts to provide Holder with written notice of any Acquisition or IPO (together with such reasonable information as Holder may reasonably require with respect to such Acquisition or IPO) at least ten days prior to the consummation of such Acquisition or IPO. Upon an Expiration Event, if Holder has not exercised its rights hereunder and the fair market value of one Share (or other security issuable upon the exercise hereof) as determined in accordance with Section 1.3 above is less than or equal to the Warrant Price in effect upon such Expiration Event, the Warrant will expire automatically immediately prior to the Expiration Event.

ARTICLE 2          ADJUSTMENTS.

2.1            Redemption or Conversion of Preferred Stock. If the outstanding shares of the series of the Company’s preferred stock underlying this Warrant are redeemed or converted into shares of common stock, then this Warrant shall automatically become exercisable for that number of shares of common stock equal to the number of shares of common stock that would have been received if this Warrant had been exercised in full and the shares of preferred stock received thereupon had been simultaneously converted into shares of common stock immediately prior to such event, and the Exercise Price shall be automatically adjusted to equal the number obtained by dividing (i) the aggregate purchase price of the shares of preferred stock for which this Warrant was exercisable immediately prior to such redemption or conversion, by (ii) the number of shares of common stock for which this Warrant is exercisable immediately after such redemption or conversion. Thereafter all references herein to Shares or preferred stock shall be deemed to refer to common stock.

2.2            Stock Dividends, Splits, Etc. If, on or after the Issue Date, Company declares or pays a dividend on its common stock (or Shares if Shares are securities other than common stock) payable in common stock or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if Shares are securities or property other than common stock, subdivides Shares in a transaction that increases the amount of common stock into which Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned Shares on the date of such dividend or subdivision; provided however, for purposes of calculating the amount of dividend payment to Holder if a dividend is declared and paid upon an Expiration Event, Holder will be deemed to have owned the Shares as of the Issue Date of this Warrant set forth above.

2.3            Reclassification, Recapitalization, Exchange or Substitution. Upon any reclassification, recapitalization, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for Shares if this Warrant had been exercised immediately before such reclassification, recapitalization, exchange, substitution, or other event. Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Exercise Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.3 shall similarly apply to successive reclassifications, recapitalizations, exchanges, substitutions, or other events.

2.4            Adjustments for Combinations, Etc. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares as to which this warrant is exercisable shall be proportionately decreased.

2.5            Antidilution Protection. Any shares of the Company’s preferred stock issued upon exercise of this Warrant will be convertible into shares of the Company’s common stock at the conversion price in effect for such series of preferred stock set forth in the Company’s Certificate of Incorporation, as such conversion price may be adjusted in accordance with the terms thereof.

2.6            Adjustment for Pay-to-Play Transactions. In the event that the Company’s Certificate of Incorporation provides, or is amended to so provide, for the amendment or modification of the rights, preferences or privileges of the Shares, or the reclassification, conversion or exchange of the outstanding shares of the Class of Stock, in each case in the event that a holder of shares thereof fails to participate in an equity financing transaction (a “Pay-to-Play Provision”), and in the event that such Pay-to-Play Provision becomes operative in a transaction occurring after the date hereof, this Warrant shall automatically and without any action required become exercisable for that number and type of shares of equity securities as would have been issued or exchanged, or would have remained outstanding, in respect of the Shares issuable hereunder had this Warrant been exercised in full prior to such event, and had the Holder participated in the equity financing to the maximum extent permitted.

2.7            No Impairment. Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If Company takes any action affecting Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Exercise Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that such action is offset and the aggregate Exercise Price of this Warrant is unchanged. Notwithstanding the foregoing, the Company shall not have been deemed to have impaired Holder’s rights hereunder if: (a) it amends its Certificate of Incorporation, and the holders of the Company’s preferred stock waive rights thereunder, in a manner that does not affect the Shares differently from the effect that such amendments or waivers have generally on the rights, preferences, privileges or restrictions of the other shares of the same series of stock, or (b) the Shares are not differently affected than other shares of the same series of stock in connection with any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action.

2.8            Fractional Shares. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, Company shall eliminate such fractional share interest by paying Holder an amount computed by multiplying the fractional interest by the fair market value of a full Share.

2.9            Certificate as to Adjustments. Upon each adjustment of the Exercise Price, Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. Company shall, upon written request, furnish Holder a certificate setting forth the Exercise Price in effect upon the date thereof and the series of adjustments leading to such Exercise Price.

ARTICLE 3          REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY.

3.1            Representations and Warranties. The Company hereby represents and warrants to the Holder as follows:

(a)  The initial Exercise Price referenced on the first page of this Warrant with respect to the Company’s Series C Preferred Stock is not greater than the lowest per share price paid by investors acquiring the Company’s Series C Preferred Stock on or prior to the Issue Date.

(b)  All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

(c)  The Company’s capitalization table attached to this Warrant as Appendix 2 is true and complete as of the Issue Date.

3.2            Notice of Certain Events. If Company proposes at any time (a) to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities (other than a dividend or similar event that triggers an automatic adjustment pursuant to Section 2.2 hereof) and whether or not a regular cash dividend; (b) to offer for subscription pro rata to all holders of the class or series of the Company’s capital stock underlying this Warrant any additional shares of stock of any class or series or other rights; or (c) to effect any reclassification or recapitalization of common stock (other than a reclassification or recapitalization or similar event that triggers an automatic adjustment pursuant to Section 2.3 hereof); then Company shall give Holder (1) in the case of the matters referred to in (a) above at least 20 days prior written notice of the date on which a record will be taken for such dividend or distribution (and specifying the date on which the holders of common stock will be entitled thereto); and (2) in the case of the matters referred to in (b) and (c) above notice in the same manner and format and at the same time as notice is given to such other holders.

3.3            Information. So long as the Holder holds this Warrant and/or any of the Shares, Company shall deliver to Holder (a) promptly, copies of all notices or other written communications to which Holder would be entitled if it held Shares as to which this Warrant was then exercisable and (b) such other financial statements required under and in accordance with any loan documents between Holder and Company, or if there are no such requirements or if the subject loan(s) are no longer are outstanding, then upon Holder’s reasonable request, Company’s most recently completed annual financial statements, provided, that (i) at least 180 days have passed since the end of the annual period covered by such financial statements, and (ii) the financial statements may be unaudited if audited financial statements are unavailable at the time of such request by Holder.

3.4            Registration Rights. The Company agrees that next time it amends the Amended and Restated Investors’ Rights Agreement, by and between the Company and certain of its stockholders, dated March 9, 2015, as may be amended from time to time (the "Investors’ Rights Agreement" -- a true copy of which as in effect on the date hereof has been furnished by Company to Holder), it also will amend the Investors’ Rights Agreement to add Holder as a party thereto such that the common stock issuable upon conversion of the Shares shall have piggyback registration rights under the Investors’ Rights Agreement.

ARTICLE 4          REPRESENTATIONS AND WARRANTIES OF HOLDER. Holder represents and warrants to the Company as follows:

4.1            Purchase Entirely for Own Account. This Warrant is issued to Holder in reliance upon Holder's representation to the Company that this Warrant and the Shares will be acquired for investment for Holder's, or its affiliate's, own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof other than to an affiliate, and that Holder has no present intention of selling, granting any participation in, or otherwise distributing the same other than to an affiliate. By executing this Warrant, Holder further represents that Holder does not have any contract, undertaking, agreement or arrangement with any person, other than an affiliate, to sell, transfer or grant participations to such person or to any third person with respect to any of the Shares.

4.2            Reliance upon Holder's Representations. Holder understands that this Warrant and the Shares are not registered under the Securities Act of 1933, as amended (the "Act") on the ground that the issuance of such securities is exempt from registration under the Act, and that the Company's reliance on such exemption is predicated on Holder's representations set forth herein.

4.3            Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder's investment in this Warrant and its underlying securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

4.4            Accredited Investor Status. Holder represents to the Company that Holder is an Accredited Investor (as defined in the Act).

4.5            Restricted Securities. Holder understands that this Warrant and the Shares are "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such federal securities laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

4.6            Market Stand-off Agreement. Holder hereby agrees that it will not, directly or indirectly, without the prior written consent of the Company and the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), sell, transfer, pledge, grant an option to purchase, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership or otherwise dispose of, directly or indirectly, any Shares or other shares of the Company’s common stock or any securities convertible into or exercisable or exchangeable for the Company’s common stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired). The underwriters in connection with the IPO are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Further, Holder hereby agrees to enter into a written agreement with such underwriters containing terms substantially equivalent to the terms of this Section, and Holder hereby agrees that such underwriters shall be entitled to require Holder to enter into such a written agreement.

ARTICLE 5          MISCELLANEOUS.

5.1            Legends. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) shall be imprinted with a legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A MARKET STAND-OFF RESTRICTION AS SET FORTH IN A CERTAIN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER; AND SUCH RESTRICTION IS BINDING ON TRANSFEREES OF THESE SHARES.

5.2            Compliance with Securities Laws on Transfer. This Warrant and the Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to Company, as reasonably requested by Company). Company shall not require Western Alliance Bank (“Bank”) to provide an opinion of counsel if the transfer is to Bank’s parent company, Western Alliance Bancorporation, or any other affiliate of Bank, or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

5.3            Transfer Procedure. After receipt by Holder of the executed Warrant, Bank will transfer all of this Warrant to Bank’s parent company, Western Alliance Bancorporation, by execution of an Assignment substantially in the form of Appendix 3. Subject to the provisions of Article 5.3 and upon providing Company with written notice, Western Alliance Bancorporation and any subsequent Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the Shares issuable directly or indirectly, upon conversion of the Shares, if any) to any transferee, provided, however, in connection with any such transfer, Western Alliance Bancorporation or any subsequent Holder will give the Company notice of the portion of the Warrant being transferred with the name, address and taxpayer identification number of the transferee and Holder will surrender this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Unless Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with Company, except in connection with transfer or assignment of the Loan and Security Agreement by and between Bank and Company dated as of the date hereof and as amended from time to time.

5.4            Notices. All notices and other communications from Company to Holder, or vice versa, shall be in writing and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, or by overnight courier, at such address as may have been furnished to Company or Holder, as the case may be, in writing by Company or such Holder from time to time.

5.5            Attorneys’ Fees. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

5.6            Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Company has caused this Warrant to be duly executed by its authorized officers, all as of the day and year first above written.

COMPANY

ZSPACE, INC.

By	/s/ Joseph B. Powers
Name:	Joseph B. Powers
Title:	Chief Financial Officer

Agreed and Acknowledged:

HOLDER

WESTERN ALLIANCE BANK

By
Name:
Title:

APPENDIX 1

Notice of Exercise

[Strike paragraph that does not apply.]

1.         The undersigned hereby elects to purchase       shares of the Common/Series ______ Preferred                   [strike one] Stock of zSpace, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

1.         The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to _____________________ of the Shares covered by the Warrant.

2.         Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

Name:
Address:

3.         The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

(Signature)

(Date)

1

APPENDIX 2

Capitalization Table

As of Issue Date of Warrant

Issued and Outstanding Shares (and CSE)
Common Stock	19,798,439
Series C Preferred Stock	86,082,402
Series CC Preferred Stock	33,566,734
Options Outstanding and Available	30,378,590
Total Fully Diluted Shares	169,826,165

APPENDIX 3

Assignment

For value received, WESTERN ALLIANCE BANK hereby sells, assigns and transfers unto:

Name:	WESTERN ALLIANCE BANCORPORATION
Address:

Tax ID:

that certain Warrant to Purchase Stock issued by zSpace, Inc. (the “Company”), on July __, 2015 (the “Warrant”) together with all rights, title and interest therein.

WESTERN ALLIANCE BANK

By:
Name:
Title:

Date:

By its execution below, and for the benefit of the Company, Western Alliance Bancorporation agrees to all other provisions of the Warrant as of the date hereof.

WESTERN ALLIANCE BANCORPORATION

By:
Name:
Title: